Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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  N-VIRO INTERNATIONAL CORP. CEO TO BE INTERVIEWED ON NATIONAL RADIO BROADCAST
                    "CORPORATE STRATEGIES WITH TIM CONNOLLY"

TOLEDO, OH, September 25, 2009 -- N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB), is pleased to announce that today, September 25, 2009, its Chief Executive Officer, Mr. Tim Kasmoch, will be interviewed on "Corporate Strategies with Tim Connolly", where he will discuss the social and political environment making an impact on the renewable energy sector and how the Company is positioning its business to not only dispose of wastewater and other organic waste but convert such waste into renewable products with benefits to the agricultural and energy sectors. Listeners may call in live and toll free at 800-336-2225 or email questions during the show to talkradio@corporate-strategies.net or listen live on www.crntalk.com.
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"Corporate  Strategies  with  Tim  Connolly"  is a weekly broadcast airing every
Friday from 9:00-11:00 a.m. Eastern Daylight Time (8:00-10:00 a.m. Central Daylight Time) and is hosted by Tim Connolly of Corporate Strategies Merchant Bankers (www.corporate-strategies.net). Noted Economist Mike King of Princeton
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Research  provides  live  technical analysis for the show.  The weekly broadcast has featured numerous financial experts including CNBC "Mad Money" Host Jim Cramer, Mario Gabelli, Muriel Siebert, U.S. Senator and Presidential Candidate John McCain, former SEC Chairman Arthur Levitt, Enterprise Products CEO Dan Duncan, Celgene's CEO John Jackson, Landry's CEO Tilman Fertitta, former Compaq CEO Eckard Pfeiffer, Money Manager Louis Navellier and many others.

"Corporate Strategies with Tim Connolly" has a reach to more than 11 million homes and radios throughout the US and may be heard live on the internet at www.corporate-strategies.net/radio or on your local affiliate station nationwide
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listed at CRN Digital Talk Radio at www.crntalk.com.  To listen to the interview
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live,  please  tune  in  today  at  9:00  a.m.  Eastern  Daylight  Time.

About  N-Viro  International  (www.nviro.com)
---------------------------------------------
N-Viro International is an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro Fuel tm and the N-Viro Soil tm. Its renewable biofuel technology, N-Viro Fuel , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. Our ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.